EXHIBIT 23.1



         We consent to the incorporation by reference in the Registra-tion Statement (Form S-8) and related Prospectus pertaining to the 1997 Stock Incentive Plan of Journal Register Company of our reports dated March 5, 1997 with respect to the combined financial statements and schedule of Journal Register Company, LLC and Affiliates and our report dated March 12, 1997 with respect to the balance sheet of Journal Register Company included in its Registration Statement (Form S-1, No. 333-23425) filed with the Securities and Exchange Commission.




                                            ERNST & YOUNG LLP
         MetroPark, New Jersey
         May 19, 1997